UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 17, 2006

AMCORE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870

(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104

(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

In connection with the preparation of the December 31, 2005 financial statements, the Company determined that it would incur an after-tax loss of $3.8 million in connection with its previously announced disposition of Investors Management Group, Ltd. (“IMG”).  The disposition of IMG was completed on December 30, 2005.  The amount of the loss is primarily due to a tax charge estimated to be approximately $3.2 million, resulting from the Company’s tax basis in IMG.

The IMG transaction will be discussed as part of the Company’s fourth quarter conference call at 3 p.m. (CST) on January 19, 2006.  To join the live broadcast call 1-800-446-1671, ID number 13502569 or via webcast at www.AMCORE.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2006	AMCORE Financial, Inc.
(Registrant)

/s/ Kenneth E. Edge

Kenneth E. Edge
Chairman, President and Chief Executive Officer
(Duly authorized officer of the registrant and principal executive officer)